UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2022

RealNetworks, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-37745	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 First Avenue South, Suite 600

Seattle, Washington 98134

(Address of principal executive offices) (Zip code)

(206) 674-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, Par Value $0.001 per share	RNWK	The NASDAQ Stock Market
Preferred Share Purchase Rights	RNWK	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed, on July 27, 2022, RealNetworks, Inc., a Washington corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Greater Heights LLC, a Washington limited liability company (“Parent”), Greater Heights Acquisitions LLC, a Washington limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), and exclusively for purposes of Section 8.15 thereof, Robert Glaser, providing for, amongst other things, the merger of the Company with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of Parent.

On September 19, 2022, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) (which was amended by the filing of a revised preliminary proxy statement with the SEC on October 20, 2022, the “Preliminary Proxy Statement”). On November 7, 2022, the Company filed a definitive proxy statement with the SEC (the “Definitive Proxy Statement”), as such may be supplemented from time to time, for the solicitation of proxies in connection with the special meeting of the Company’s shareholders to be held on December 14, 2022 (the “Special Meeting”), for purposes of voting, amongst other things, on a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

Following announcement of the Merger, three purported shareholders of the Company filed complaints alleging claims under (i) federal securities laws (ii) the Washington Business Corporation Act and/or (iii) Washington state common law (the “Complaints”), in the U.S. District Court for the Southern District of New York. All of the Complaints remain pending. The Complaints allege that the Company made false or misleading disclosures, or omitted material information in the Preliminary Proxy Statement or the Definitive Proxy Statement relating to, among other things, the analyses performed by Houlihan Lokey Capital, Inc. (“Houlihan Lokey”), as the financial advisor to the special committee of the board of directors of the Company; the data and inputs underlying the financial valuation analyses performed by Houlihan Lokey; the sales process; and alleged conflicts of interest with respect to Company management and/or members of the board of directors (the “Board”) of the Company. The Complaints generally name the Company and the Board as defendants and seek injunctive relief, damages, costs, expenses, and other relief. Additional lawsuits arising out of or relating to the Merger Agreement or the Merger may be filed in the future. The Company also has received shareholder demands for the inspection of books and records and shareholder demands requesting that the Company provide additional information before the Special Meeting.

The Company believes the Complaints and the disclosure demands are without merit, that each of the Preliminary Proxy Statement and the Definitive Proxy Statement fully comply with the Securities Exchange Act of 1934 (the “Exchange Act”) and all other applicable law, and that no further disclosure is required. However, solely in order to reduce the risk of delaying or otherwise adversely affecting the consummation of the Merger and to minimize the expense and distraction of defending such actions, and provide additional information to its shareholders, the Company is filing this Current Report on Form 8-K to amend and supplement the Definitive Proxy Statement. Nothing in the supplemental disclosures set forth below should be deemed an admission of any inadequacy of the Company’s earlier disclosures, the legal necessity of the present disclosures, or the materiality of the Company’s prior and present disclosures under any applicable laws.

The Board unanimously recommends that the Company’s shareholders vote “FOR” each of the proposals at the Special Meeting, each as described in the Definitive Proxy Statement.

The information contained in this Current Report on Form 8-K is incorporated by reference into the Definitive Proxy Statement. All page references in this Current Report on Form 8-K are to pages of the Definitive Proxy Statement, and all terms used in this Current Report on Form 8-K, but not otherwise defined, shall have the meanings ascribed to such terms in the Definitive Proxy Statement. The following information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Definitive Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement such information in the Definitive Proxy Statement.

Supplemental Disclosures to the Definitive Proxy Statement

The Company makes these supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the Definitive Proxy Statement. All page references in the information below are to pages in the Definitive Proxy Statement. Paragraph references used herein refer to the Definitive Proxy Statement before any additions or deletions resulting from the supplemental disclosures. Underlined text shows text being added to a referenced disclosure in the Definitive Proxy Statement. The information contained herein speaks only as of December 2, 2022 unless the information indicates another date applies.

1.	The final paragraph beginning on page 19 of the Definitive Proxy Statement is hereby amended and supplemented by adding the following sentence immediately after the second sentence in such paragraph:

The Special Committee noted that pursuant to the Company’s Charter, Mr. Glaser is named as a member of the Strategic Transactions Committee and that neither the Board nor the Company’s shareholders are authorized to remove any member of the Strategic Transactions Committee or to otherwise reconstitute the Strategic Transactions Committee or its membership.

2.	The first full paragraph on page 24 of the Definitive Proxy Statement is hereby amended and supplemented by adding the following sentence immediately after the third sentence of such paragraph:

At no point did any of these unsolicited, inbound inquiries regarding potential alternative transactions result in any indications of value or a formal acquisition proposal for the acquisition of the Company or any segment thereof.

3.	The first full paragraph on page 26 of the Definitive Proxy Statement is hereby amended and supplemented by adding the following sentence as the last sentence of such paragraph:

Accordingly, Mr. Glaser did not present, nor did the Board discuss, Mr. Glaser’s proposed alternative financial forecast.

4.	The third full paragraph on page 26 of the Definitive Proxy Statement is hereby amended and restated in its entirety as follows:

On both May 27 and May 29, 2022, the Special Committee held meetings at which its advisors from K&S and Houlihan Lokey participated to discuss the financial forecast prepared by Company management. The Special Committee and its advisors acknowledged that the forecast prepared by management assumed the Company would raise additional capital to fund operations, but that achievement of such forecast was uncertain given that there was no source of such funding identified nor any apparent strategy to raise such capital. Nevertheless, the Special Committee and its advisors concluded that such forecast represented the best estimates of future financial performance available to the Special Committee and the Special Committee initially instructed Houlihan Lokey to use such financial forecast for purposes of its financial analysis. On July 22, 2022, the Special Committee approved the updated financial forecast prepared by Company management and instructed Houlihan Lokey to use such financial forecast for purposes of its financial analysis.

5.	The first sentence of the first full paragraph on page 54 of the Definitive Proxy Statement is hereby amended and supplemented by adding the following parenthetical at the end of such sentence:

(these amounts were negative $3.4 million, negative $6.6 million and negative $0.7 million for estimated calendar years 2022, 2023 and 2024, respectively).

6.	The second full paragraph on page 54 of the Definitive Proxy Statement is hereby amended and restated in its entirety as follows:

The foregoing implied per share value reference ranges (I) reflect a corporate overhead deduction range of $25.0 million to $33.2 million and (II) were calculated using (a) net debt of $(14.4) million for the Company as of June 30, 2022 and (b) outstanding securities of the Company as of June 30, 2022, as adjusted for certain negotiated reductions and based on the treasury method as applicable, as follows: (i) approximately 8.1 million outstanding shares of Series B Preferred Stock, (ii) approximately 47.3 million outstanding shares of Common Stock, (iii) approximately 1.7 million RSUs and awards (pro forma to account for the negotiated reduction of such units held by a former executive) and (iv) approximately 6.8 million outstanding Common Stock options, to the extent in-the-money.

7.	The third full paragraph on page 59 of the Definitive Proxy Statement is hereby amended and restated in its entirety as follows:

As discussed above, in connection with its consideration of the proposed transaction, the Board and the Special Committee were provided, prior to finalizing the Merger Agreement, the Projections, prepared as of July 22, 2022, which information was also provided to Houlihan Lokey and approved by the Special Committee for Houlihan Lokey’s use and reliance for purposes of its financial analyses in connection with its opinion as described in “Special Factors – Opinion of the Special Committee’s Financial Advisor.”

8.

The final paragraph beginning on page 59 of the Definitive Proxy Statement is hereby amended and supplemented by adding the following two sentences immediately after the second sentence in such paragraph:

Earlier versions of the Projections were prepared in January 2022 and May 2022, which were updated in July 2022 to reflect developments in the Company’s business segments. Prior to finalizing the Projections, Company management discussed the Projections with Mr. Glaser, as Chief Executive Officer of the Company.

9.	The first sentence of the final paragraph on page 60 of the Definitive Proxy Statement is hereby amended and restated in its entirety as follows:

Certain of the Projections summarized below were not prepared in accordance with United States generally accepted accounting principles (“GAAP”), including EBITDA, which is shown in the table below as Total Revenue less Total Cost of Sales less Total Operating Expenses.

10.	The second full paragraph beginning on page 64 of the Definitive Proxy Statement is hereby amended and supplemented by replace the final sentence with the following:

As of the date of this Proxy Statement, no employment arrangements between such persons and Parent and/or its affiliates have been established, and no negotiations regarding employment arrangements have occurred between such persons and Parent and/or its affiliates.

11.	The table on page 76 of the Definitive Proxy Statement is hereby amended and restated in its entirety as follows:

Description	Amount
Financial advisory fees and expenses(1)	$2,056,000
Legal fees and expenses	$3,145,000
SEC filing fees	$3,400
EDGAR filing, printing and mailing expenses	$135,000
Exchange Agent fees and expenses	$38,000
Proxy Solicitor	$162,500
Board Fees	$195,000

Total	$5,734,900

(1)

Includes a transaction fee payable to Imperial upon consummation of the Merger of $300,000 cash and $200,000 in the form of warrants to purchase equity interests of Parent at an exercise price of $0.01 per equity interest.

Forward-Looking Statements

This Current Report on Form 8-K or any exhibit hereto contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding timing of the closing of the Merger, considerations taken into account by the Board of Directors of RealNetworks in approving the Merger and expectations for RealNetworks following the closing of the Merger. These statements are based upon current expectations, beliefs and assumptions of RealNetworks management, and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, actual events could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to the possibility that the conditions to the closing of the Merger are not satisfied, including the risk that required shareholder approval for the Merger is not obtained, potential litigation relating to the Merger, uncertainties as to the timing of the consummation of the Merger, the ability of each party to consummate the Merger, risks relating to the substantial costs and diversion of personnel’s attention and resources due to these matters and other factors discussed in greater detail in RealNetworks’s filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult RealNetworks’s most recent Annual Report on Form 10-K and other filings with the SEC for additional risks and uncertainties that may apply to RealNetworks’s business and the ownership of RealNetworks’s securities. The forward-looking statements are presented as of the date made, and RealNetworks does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

This communication is being made in connection with the Merger. In connection with the Merger, the Company has filed the Definitive Proxy Statement with the SEC. The Company may also file other relevant documents with the SEC regarding the Merger. This communication is not a substitute for any proxy statement or any other document that may be filed with the SEC in connection with the Merger.

INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the Definitive Proxy Statement and other documents containing important information about the Company and the Merger through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at http://www.realnetworks.com.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the Definitive Proxy Statement that has been filed with the SEC. Information about these persons is included in the Company’s annual proxy statement and in other documents subsequently filed with the SEC, including the Definitive Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

	By:	/s/ Michael Parham
	Name:	Michael Parham
Date: December 2, 2022	Title:	Senior Vice President, General Counsel and Corporate Secretary